SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 31, 2002

Voice & Wireless Corporation

(Exact Name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

033-38119-C	41-1619632
(Commission File Number)	(IRS Employer Identification No.)

Suite 654, 600 South Highway 169, Minneapolis, Minnesota	55426
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code   612-546-2075

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

None.

Item 6.    Resignations of Registrant’s Directors

On January 29, 2002 the Company received a letter from Mike Nakonechny that he was resigning as Chairman and Director effective immediately for personal reasons. The Company accepted the resignation of Mike Nakonechny as Chairman and as a Director of the Company. The Board elected Mark Haggerty as the new Chairman of the Board and he will continue as the company’s CEO-COO.

Item 7.    Financial Statements and Exhibits

(c)   Exhibits

1     Letter accepting the resignation of Mike Nakonechy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VOICE AND WIRELESS CORPORATION

/s/ Mark Haggerty
By	Mark Haggerty

Its President and Chief Executive Officer

Date: January 31, 2002